Exhibit 99.3

IN THE UNITED STATES DISTRICT COURT FOR THE

WESTERN DISTRICT OF OKLAHOMA

IN RE SANDRIDGE ENERGY, INC. SHAREHOLDER DERIVATIVE LITIGATION	Case No. CIV-13-102-W Relating to All Derivative Actions

STIPULATION OF SETTLEMENT

This Stipulation of Settlement (“Stipulation”) is made and entered into by the following parties, each of which is individually referred to herein as a “Settling Party” and all of which are collectively referred to as the “Settling Parties”: (1) lead plaintiff Paul Elliot, on behalf of the Paul Elliot IRA R/O, and plaintiffs Arthur I. Levine, Lisa Ezell, Jefferson L. Mangus, Tyler D. Mangus, Claudia D. Fanelli, Joan Brothers, and Deborah Depuy (each, a “Plaintiff”; collectively, “Plaintiffs”); (2) the Special Litigation Committee (“SLC”) of the Board of Directors (the “Board”) of nominal defendant SandRidge Energy, Inc. (“SandRidge” or the “Company”); and (3) defendants WCT Resources, L.L.C. (“WCT”), 192 Investments, L.L.C. (“192”), and TLW Land & Cattle, L.P. (“TLW”).

Subject to the approval of the Court and the terms and conditions expressly provided herein, this Stipulation is intended to fully, finally, and forever resolve, discharge, and settle any and all Released Claims against WCT, 192, and TLW (collectively, the “Settling Defendants”).1

[1]	All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in Section 1 below.

RECITALS

WHEREAS, on or about December 19, 2012, Plaintiff Arthur I. Levine filed a shareholder derivative action (the “Levine” action) entitled Levine v. Ward, No. CIV-12-1404-W;

WHEREAS, on or about January 22, 2013, Plaintiff Deborah Depuy filed a shareholder derivative action (the “Depuy” action) entitled Depuy v. Ward, No. CIV-13-69-W;

WHEREAS, on or about January 29, 2013, Plaintiff Paul Elliot filed a shareholder derivative action (the “Elliot” action) entitled Elliot v. Ward, No. CIV-13-102-W;

WHEREAS, on or about February 15, 2014, Plaintiff Joan Brothers filed a shareholder derivative action (the “Brothers” action) entitled Brothers v. Ward, No. CIV-13-167-W;

WHEREAS, on or about March 22, 2013, Plaintiffs Lisa Ezell, Jefferson L. Mangus, and Tyler Mangus filed a shareholder derivative action (the “Ezell” action) entitled Ezell v. Ward, No. CIV-13-286-W, after which an amended complaint was filed in the Ezell action in which WCT and 192 were added as additional Defendants;

WHEREAS, by order dated April 10, 2013, the Court (i) consolidated the Levine, Depuy, Elliot, Brothers, and Ezell actions into this consolidated shareholder derivative action (the “Consolidated Action”), (ii) directed that the consolidated case be titled In re SandRidge Energy, Inc. Shareholder Derivative Litigation, No. CIV-13-102-W, (iii) appointed Paul Elliot as Lead Plaintiff, (iv) appointed Whitten Burrage and Kaplan Fox & Kilsheimer LLP (“Kaplan Fox”) as co-lead counsel, and (v) appointed Federman & Sherwood as liaison counsel;

WHEREAS, on May 1, 2013, Plaintiffs filed a Verified Consolidated Shareholder Derivative Complaint (the “Complaint”) in the Consolidated Action asserting claims on behalf of SandRidge against the Settling Defendants as well as Defendants Jim J. Brewer, Everett R. Dobson, William A. Gilliland, Daniel W. Jordan, Roy T. Oliver, Jr., and Jeffrey S. Serota (the “Independent Directors”), and Defendant Tom L. Ward (“Ward”);

WHEREAS, on September 11, 2013, the Court granted, in part, and denied, in part, the motions to dismiss filed by the defendants in the Consolidated Action, dismissing the Complaint with leave to replead;

WHEREAS, on October 9, 2013, Plaintiffs filed an Amended Verified Consolidated Shareholder Derivative Complaint (the “Amended Complaint”) asserting claims derivatively on behalf of SandRidge against the Defendants, including: (a) claims against Ward for breach of fiduciary duty and misappropriation of trade secrets; (b) claims against the Independent Directors for waste of corporate assets and breach of fiduciary duty, including alleged breaches of the obligation to exercise oversight over SandRidge and its officers and directors; and (c) claims against the Settling Defendants for misappropriation of trade secrets, unjust enrichment, and aiding and abetting breach of fiduciary duty;

WHEREAS, on September 22, 2014, the Court denied the Independent Directors’ motion to dismiss the claims against them in the Amended Complaint, holding, inter alia, that Plaintiffs had adequately pleaded demand futility and stated claims against the Independent Directors for corporate waste and breach of fiduciary duty;

WHEREAS, on September 22, 2014, the Court granted, in part, and denied, in part, the motion of Ward and TLW to dismiss the claims against them in the Amended Complaint, dismissing Plaintiffs’ claim against Ward for breach of fiduciary duty and Plaintiffs’ claim against TLW for aiding and abetting breach of fiduciary duty and denying the motion insofar as it sought to dismiss claims against Ward and TLW for misappropriation of trade secrets and claims against TLW for unjust enrichment;

WHEREAS, on September 22, 2014, the Court granted, in part, and denied, in part, the motion of WCT and 192 to dismiss the claims against them in the Amended Complaint, dismissing Plaintiffs’ claim against WCT and 192 for aiding and abetting breach of fiduciary duty and denying the motion insofar as it sought to dismiss claims against WCT and 192 for misappropriation of trade secrets and unjust enrichment;

WHEREAS, on September 26, 2014, the Board of Directors of SandRidge adopted a resolution forming the SLC and delegating to the SLC the “full and exclusive power and authority of the Board of Directors to . . . investigate, review, and evaluate the facts, circumstances, and claims asserted in or relating to” the Consolidated Action;

WHEREAS, the resolution forming the SLC delegates to the SLC full power and authority to determine whether the Consolidated Action is in the best interests of the Company and, in connection therewith, to “determine whether to continue or to seek to dismiss all or part of the Litigation or to settle some or all of the claims set forth in the Litigation”;

WHEREAS, by order dated October 22, 2014, the Court denied the SLC’s motion to stay the Consolidated Action pending the SLC’s investigation of the claims in the Action, with the result that Plaintiffs thereafter proceeded to conduct discovery while the SLC’s investigation of the claims asserted in the Consolidated Action was ongoing;

WHEREAS, Plaintiffs have received extensive document discovery, including millions of pages of documents produced by SandRidge, the Independent Directors, Ward, the Settling Defendants, and third parties;

WHEREAS, Plaintiffs served a letter from Randa Reeves to Joanne Sum-Ping dated May 3, 2015 supplementing their Rule 26 initial disclosures in the Consolidated Action;

WHEREAS, the SLC has conducted an investigation into the claims in the Consolidated Action against the Settling Defendants, including a review of documents produced in the Action as well as witness interviews;

WHEREAS, the SLC and the parties to the Consolidated Action participated in a mediation (the “Mediation”) before the Hon. Layn Phillips, which commenced with in person meetings on January 30, 2015 and March 27, 2015 and continued thereafter through telephonic conferences between and among the parties and the mediator;

WHEREAS, during the course of the Mediation, counsel for the Settling Parties engaged in extensive settlement negotiations, including arm’s-length discussions concerning the merits of the Claims and defenses at issue in the Consolidated Action;

WHEREAS, as a result of the Mediation, Plaintiffs, SandRidge, the SLC, the Independent Directors, Ward, and their insurers reached an agreement to settle all Claims asserted in the Consolidated Action, with the exception of the Claims against WCT, 192, and TLW, on the terms set forth in a Stipulation of Settlement dated October 8, 2015 (the “October 8 Stipulation”);

WHERERAS, on December 22, 2015, the Court entered a Final Order and Judgment in which, among other things, the Court granted final approval to the proposed partial settlement as memorialized in the October 8 Stipulation;

WHEREAS, based on its investigation, the SLC concluded that claims against the Settling Defendants were unlikely to result in recovery for the Company and that the Company’s best interest was served by allowing Plaintiffs to pursue such claims rather than expending Company resources in an effort to terminate them;

WHEREAS, the SLC informed Plaintiffs that it does not object to Plaintiffs pursuit or settlement of such claims;

WHEREAS, Plaintiffs and the Settling Defendants continued negotiations with the assistance of Judge Phillips, and on January 28, 2016, Plaintiffs and the Settling Defendants agreed to settle on the terms set forth herein.

WHEREAS, the Settlement is intended to provide not only for a release of all Claims asserted against the Settling Defendants in the Consolidated Action, but also for a release of all other Claims, including Unknown Claims, that SandRidge has, had, or may in the future have against the Settling Defendants that arise out of or relate, directly or indirectly, to any facts or allegations asserted in the Consolidated Action;

WHEREAS, on the basis of the information available to them, including the extensive documents and information produced in discovery and other facts and materials adduced during the course of their investigation, Plaintiffs have evaluated the strengths and weaknesses of the Released Claims and determined that the terms of the Settlement set forth herein are fair, reasonable, and adequate, and in the best interests of the Company and its shareholders and believe that it is reasonable to seek approval of the Settlement by the Court based upon the terms set forth herein and the material benefits to be provided to the Company by the Settlement;

WHEREAS, while the Plaintiffs believe that the claims asserted in the Consolidated Action have merit, they also recognize and acknowledge the following: (i) the expense and length of continued proceedings necessary to prosecute the Consolidated Action; (ii) the uncertainty and risk inherent in litigation, the problems of proof, and the potential existence of valid defenses to the claims asserted in the Consolidated Action; and (iii) the material benefits provided to the Company by the proposed Settlement;

WHEREAS, each of the Settling Defendants denies all allegations of wrongdoing or liability on their part, and specifically maintains that each has not committed any violation of law or breach of fiduciary duty or engaged in any wrongdoing whatsoever, but has concluded that it is desirable to enter into this Settlement solely to avoid the costs, disruption, uncertainty, and risk of further litigation, and without admitting the validity of any Claims or allegations made in the Consolidated Action, or any liability with respect thereto;

NOW THEREFORE, it is hereby stipulated and agreed by and among the Settling Parties as follows:

1. DEFINITIONS. The following terms, used in this Stipulation, shall have the meanings specified below:

1.1 “Claims” means any and all suits, claims, causes of action, debts, demands, rights, liabilities, damages, obligations, judgments, duties, costs, expenses, matters and issues of every kind or nature, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, including but not limited to any claims arising under any federal, state, foreign, or common law, including Unknown Claims, as defined herein.

1.2 “Company Stockholder” means all individuals and entities who held of record, or beneficially owned, directly or indirectly, any common stock of SandRidge as of the Record Date.

1.3 “Co-Lead Counsel” means Whitten Burrage and Kaplan Fox.

1.4 “Defendants” means the Settling Defendants, the Independent Directors, and Ward.

1.5 “Effective Date” means the first date by which all of the events and conditions specified in Section 6.1 of the Stipulation have been met and have occurred.

1.6 “Escrow Account” means the account to established by the Escrow Agent to hold the Settlement Fund, which account, subject to the District Court’s supervisory authority, shall be under the control of the Escrow Agent.

1.7 “Escrow Agent” means the law firm of Latham & Watkins, LLP.

1.8 “Exhibits” means the exhibits to this Stipulation.

1.9 “Final Court Approval” means (i) if no appeal is filed, that the applicable time for the filing or noticing of any appeal from the Judgment has expired; or (ii) if an appeal is filed, that (a) the Judgment, has been finally affirmed on appeal or that the appeal has been dismissed, and (b) that the time within which to petition for rehearing, rehearing en banc, and for a writ of certiorari to review the Judgment has expired or all such petitions have been denied or, if a petition for a writ of certiorari is granted, that the Judgment has been affirmed pursuant to that grant.

1.10 “Judgment” means the judgment substantially in the form of Exhibit B, dismissing the Consolidated Action and releasing and discharging all Released Claims against all Released Persons.

1.11 “Net Settlement Fund” means the Settlement Fund less: (i) any Taxes; (ii) any Expense Award; and (iii) any Incentive Awards.

1.12 “Notice Order” means the order substantially in the form attached as Exhibit A granting preliminary approval of the proposed Settlement memorialized herein and providing for notice thereof to shareholders of SandRidge.

1.13 “Plaintiffs’ Counsel” means Whitten Burrage, Kaplan Fox, Jackson Walker L.L.P., and Federman & Sherwood.

1.14 “Record Date” means the date on which the Notice Order provided for in this Stipulation is entered by the Court.

1.15 “Released Claims” means any and all Claims held directly by SandRidge or derivatively on behalf of SandRidge, that have been or could have been, or in the future can or might be, asserted by SandRidge, or derivatively on behalf of SandRidge, in any court, tribunal, or proceeding against any Released Person, arising out of or relating in any way, directly or indirectly, to any facts, circumstances, conduct, or allegations asserted in the Consolidated Action.

1.16 “Released Persons” means WCT, 192 and, TLW, and with respect to each Settling Defendant, their current and former parents, subsidiaries, affiliates, predecessors, successors, assigns, agents, attorneys, financial or business advisors, auditors, consultants, representatives, executors, trustees, partners or general or limited partnerships, administrators, and insurers, solely in each of their capacities as such. “Released Persons” also includes each Settling Defendant’s owners, stockholders, members, officers, directors, managers, employees, principals, and each such person’s spouses, family members, and estates, solely in each of their capacities as such.

1.1 “Settlement Payment” means $500,000 (five-hundred thousand) dollars in cash.

1.2 “Settlement Fund” means the Settlement Payment plus any and all interest earned thereon from the date the Settlement Payment is deposited into the Escrow Account.

1.3 “Settling Defendants’ Counsel” means Gardere Wynne Sewell LLP, Cutter Law Firm PLC, Latham & Watkins LLP, and Corbyn Hampton Law Firm.

1.4 “Taxes” means: (i) all federal, state, and/or local taxes of any kind on any income earned by the Settlement Fund after it is deposited into the Escrow Account; and (ii) the expenses and costs incurred by the Escrow Agent in connection with determining the amount of, and paying, any federal, state, and/or local taxes of any kind owed by the Settlement Fund (including, without limitation, expenses of tax attorneys and accountants).

1.5 “Unknown Claims” means any Released Claims that SandRidge, the SLC, Plaintiffs, or any other Company Stockholder does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons.

2. SETTLEMENT CONSIDERATION

2.1 In consideration of the Settlement of the Released Claims, the Settling Defendants shall pay or caused to be paid, in full satisfaction of the monetary obligations under the terms of the Settlement, the Settlement Payment (five-hundred thousand dollars ($500,000.00), in cash), such amount to be deposited into the Escrow Account within five (5) calendar days after entry of preliminary approval of the Settlement.

3. USE OF THE SETTLEMENT FUND

3.1 The Settlement Fund shall be used to pay: (i) any Taxes; (ii) any Expense Award (as defined below); and (iii) and Incentive Awards (as defined below). The balance remaining in the Settlement Fund, that is, the Net Settlement Fund, shall be distributed to SandRidge.

3.2 Except as expressly provided herein or pursuant to an Order of the Court, the Net Settlement Fund shall remain in the Escrow Account prior to the Effective Date. All funds held in the Escrow Account shall be deemed to be in the custody of the District Court and shall remain subject to the jurisdiction of the District Court until such time as such funds shall be distributed or returned pursuant to the terms of this Stipulation and/or further Order of the Court.

3.3 The Escrow Agent shall invest funds in the Escrow Account in instruments backed by the full faith and credit of the United States Government or an agency thereof (or a mutual fund invested solely in such instruments), or deposit some or all of the funds in interest-bearing transaction accounts up to the limit of Federal Deposit Insurance Corporation insurance. The Settlement Fund shall bear all risks related to the investments of the Settlement Payment in accordance with the guidelines set forth in this paragraph.

3.4 The Parties agree that the Settlement Fund is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation § 1.468B-1 and that the Escrow Agent, as administrator of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall be solely responsible for filing or causing to be filed all informational and other tax returns as may be necessary or appropriate (including, without limitation, the returns described in Treasury Regulation § 1.468B-2(k)) for the Settlement Fund. Such returns shall be consistent with this paragraph and, in all events, shall reflect that all taxes on the income earned on the Settlement Fund shall be paid out of the Settlement Fund as provided below. The Escrow Agent shall also be responsible for causing payment to be made from the Settlement Fund of any Taxes owed with respect to the Settlement Fund.

3.5 Upon written request, the Settling Defendants will provide to the Escrow Agent the statement described in Treasury Regulation § 1.468B-3(e). The Escrow Agent, as administrator of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall timely make such elections as are necessary or advisable to carry out this paragraph, including, as necessary, making a “relation back election,” as described in Treasury Regulation § 1.468B-1(j), to cause the Qualified Settlement Fund to come into existence at the earliest allowable date, and shall take or cause to be taken all actions as may be necessary or appropriate in connection therewith.

3.6 All Taxes shall be paid out of the Settlement Fund, and shall be timely paid by the Escrow Agent, and without prior Order of the District Court. Any tax returns prepared for the Settlement Fund (as well as the election set forth therein) shall be consistent with the previous paragraph and in all events shall reflect that all Taxes (including any interest or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided herein.

4. RELEASE OF CLAIMS

4.1 Upon the Effective Date, the Plaintiffs, SandRidge, the SLC (on behalf of the Company), and all Company Stockholders (derivatively on behalf of the Company) shall, by operation of the Judgment and to the fullest extent permitted by law, (i) release and be deemed to release and forever discharge the Released Claims (including the Unknown Claims) against the Released Persons, (ii) covenant and be deemed to covenant not to prosecute any Released Claims (including Unknown Claims) against any Released Persons, and (iii) forever be barred and enjoined from asserting any Released Claims (including Unknown Claims) against any Released Persons.

4.2 Upon the Effective Date, each of the Released Persons shall, by operation of the Judgment and to the fullest extent permitted by law, (i) release and be deemed to have released and forever discharged Plaintiffs and Plaintiffs’ Counsel, from all Claims (including Unknown Claims) arising out of or related to the institution, prosecution, assertion, settlement or resolution of the Consolidated Action, (ii) covenant and be deemed to covenant not to prosecute any such Claims, and (ii) forever be barred and enjoined from asserting any such Claims.

4.3 With respect to any and all Claims released by this Stipulation, the Settling Parties and all Company Stockholders shall be deemed to have, and by operation of the Judgment shall have, waived the provisions, rights, and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Settling Parties and all Company Stockholders shall be deemed to have, and by operation of the Judgment shall have, waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code §1542. The Settling Parties and all Company Stockholders may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the Claims released by this Settlement but nonetheless, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released all such Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, accrued or unaccrued, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law, or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties and all Company Stockholders shall be deemed by operation of the Judgment to have acknowledged that the foregoing waivers were separately bargained for and are key elements of this Settlement and the releases granted herein.

5. PROCEDURE FOR APPROVAL

5.1 Within fifteen (15) days of the execution of this Stipulation by all parties hereto, the Settling Parties shall submit the Stipulation together with its Exhibits to the Court and shall apply for entry of an order (the “Notice Order”), substantially in the form of Exhibit A attached hereto, directing that notice of the proposed Settlement be provided to shareholders of SandRidge as follows:

(a) by mailing a notice of the proposed Settlement (the “Notice of Proposed Settlement”) substantially in the form of Exhibit A-1 to all shareholders of record as of the date on which the Notice Order is entered (the “Record Date”);

(b) by posting a summary notice describing the proposed Settlement (the “Summary Notice”) substantially in the form of Exhibit A-2 on the Company’s website and publishing the Summary Notice via a national newswire service such as Business Wire, Marketwire, or PR Newswire;

(c) by posting the Summary Notice on the website of Kaplan Fox; and

(d) by filing with the Securities and Exchange Commission a form 8-K attaching this Stipulation and the Exhibits hereto.

5.2 The Notice Order shall set a date for a final hearing, at least 45 days following the mailing and publication of notice (the “Settlement Hearing”), at which the Court shall consider and determine whether to approve the proposed Settlement pursuant to Federal Rule of Civil Procedure 23.1, by entering the Judgment, substantially in the form of Exhibit B, dismissing the Released Claims from the Consolidated Action and, releasing and discharging all Released Claims against Released Persons, and providing for other relief set forth therein.

5.3 All costs relating to providing notice of the Settlement (excluding the costs of posting the Notice of Proposed Settlement on websites of Plaintiffs’ Counsel) shall be paid by SandRidge regardless of whether the Settlement is approved.

5.4 If any Released Claims are asserted against any Released Person in any court prior to Final Court Approval of the Settlement, Plaintiffs, the SLC and SandRidge shall cooperate with the Settling Defendants in obtaining the dismissal, stay, or withdrawal of such related litigation, including, where appropriate, joining in any motion to dismiss or stay such litigation pending the Settlement Hearing in the Action.

6.	CONDITIONS OF SETTLEMENT AND EFFECT OF DISAPPROVAL, CANCELLATION, OR TERMINATION OF SETTLEMENT.

6.1 The Settlement shall be conditioned upon the occurrence of all of the following events:

(a) entry of the Notice Order;

(b) entry of the Judgment substantially in the form of Exhibit B and without material modification of the releases contained therein or any other material modification;

(c) making of the Settlement Payment; and

(d) Final Court Approval of the Settlement.

6.2 Any Settling Party may terminate the Settlement and this Stipulation by filing notice of termination of the Settlement on PACER in the Consolidated Action or serving such notice on counsel for the Settling Parties by mail within thirty (30) days after (a) the Court declines to enter the Notice Order or the Judgment, declines to approve the Settlement, or materially modifies any term of the Notice Order, the Judgment, or the Settlement, or (b) the Judgment is reversed or modified in any material respect by an appellate court.

6.3 In the event that the Settlement or the Stipulation is not approved by the Court or is terminated for any reason, the Settling Parties shall be restored to their respective positions in the Consolidated Action as of the date immediately prior to the execution of this Stipulation, and this Stipulation and all related communications shall be deemed settlement communications within the meaning of Federal Rule of Evidence 408 and shall not be introduced in any action or proceeding, except to the extent necessary to enforce this provision.

7. NO ADMISSION OF WRONGDOING

7.1 Neither this Stipulation nor any Exhibit or provision thereof, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement, nor any of the negotiations, discussions, or proceedings in connection with the Stipulation, the Settlement, or the Mediation: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity or lack thereof of any Released Claim, or of any wrongdoing or liability of the Settling Defendants or any Released Person; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of Settling Defendants or any Released Person, in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal.

7.2 The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

8. EXPENSE AND INCENTIVE AWARD APPLICATIONS

8.1 Concurrent with seeking court approval of the Settlement, Plaintiffs’ Counsel intend to apply to the Court for reimbursement of the litigation expenses that have been incurred by Plaintiffs’ Counsel in prosecuting this Action in an amount not to exceed $120,000 (“Expense Award”), and for incentive awards to Plaintiffs Elliot and Ezell in the amount of $15,000 each (“Incentive Awards”) (collectively “Expense and Incentive Award Applications”). No other application for expenses or incentive awards shall be filed by Plaintiffs’ Counsel in connection with the Settlement, or the Released Claims.

8.2 The Settling Defendants, the Company, and the SLC shall take no position on the amount of the Expense and Incentive Award Applications, provided they comply with this Stipulation and seek expenses and incentive awards that are less than or equal to 30% of the Settlement Amount, or $150,000.

8.3 Any expenses or incentive awards awarded by the Court (the “Expense and Incentive Awards”) shall be paid within 10 business days of the later of (a) the date of the Expense and Incentive Awards, and (b) the date on which the Judgment is entered. The Expense and Incentive Awards shall be funded entirely from the Settlement Payment. Any payments made in satisfaction of the Expense and Incentive Awards shall be made subject to Co-Lead Counsel’s joint and several obligations to make refunds if the Stipulation, the Settlement, or the Expense and Incentive Awards are subsequently terminated, modified, or reversed as the a result of any appeal, further proceedings on remand, or successful collateral attack.

8.4 The Expense and Incentive Award Applications may be considered by the Court separately from the proposed Stipulation and Settlement. Neither the disapproval or modification of the Expense and Incentive Award Applications by the Court nor the reversal or modification of Expense and Incentive Awards on appeal shall affect or delay the enforceability of this Stipulation, the Settlement, or the Judgment, or provide any of the Settling Parties with the right to terminate the Stipulation or Settlement. Nor shall any such judicial action with respect to Expense and Incentive Award Applications, or Expense and Incentive Awards affect or delay the validity of any release granted pursuant to this Stipulation and Settlement.

9. MISCELLANEOUS PROVISIONS

9.1 The Settling Defendants represent that they are solvent and fully competent and capable to fulfill their obligations under the terms of this Settlement.

9.2 All of the Exhibits attached hereto are material and integral parts hereof and shall be incorporated by reference as though fully set forth herein.

9.3 This Stipulation may not be amended or modified, nor may any of its provisions be waived, except by a written instrument signed by counsel for all of the Settling Parties or their successors-in-interest.

9.4 The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

9.5 The Settling Parties represent and agree that the terms of the Settlement were negotiated at arm’s-length and in good faith by the Settling Parties, and reflect a settlement that was reached voluntarily based upon adequate information and sufficient discovery and after consultation with experienced legal counsel.

9.6 The consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Court shall retain jurisdiction for the purpose of entering orders with respect to the Fee Application and enforcing the terms of this Stipulation.

9.7 Without further Order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

9.8 To the extent permitted by law, all agreements made and orders entered during the course of the Consolidated Action relating to the confidentiality of documents or information shall survive this Stipulation.

9.9 This Stipulation and the Exhibits constitute the entire agreement between and among the Settling Parties with respect to the Settlement and supersede any prior agreements among the Settling Parties with respect to the Settlement. No representations, warranties, or inducements have been made to or relied upon by any Settling Party concerning this Stipulation or its Exhibits, other than the representations, warranties, and covenants expressly set forth in such documents.

9.10 This Stipulation may be executed in one or more counterparts, including by facsimile and electronic mail.

9.11 The Settling Parties and their respective counsel of record agree that they will use their reasonable best efforts to obtain all necessary approvals of the Court required by this Stipulation (including, but not limited to, using their reasonable best efforts to resolve any objections raised to the Settlement).

9.12 Counsel for the Settling Parties agree to cooperate fully with one another and use best efforts in seeking Court approval of the Notice Order, the Stipulation and the Settlement, and to promptly agree upon and execute all such other documentation as may be reasonably required to obtain Final Court Approval of the Settlement.

9.13 Each counsel signing this Stipulation represents and warrants that such counsel has been duly empowered and authorized to sign this Stipulation on behalf of his or her clients. Lead Plaintiff, Plaintiff Ezell, and Plaintiffs’ Counsel represent that Lead Plaintiff and Plaintiff Ezell are current shareholders of SandRidge and continuously owned shares of SandRidge common stock at all times relevant to the claims in the Consolidated Action.

9.14 This Stipulation shall not be construed more strictly against one Settling Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for such Settling Party. The Settling Parties acknowledge that the Stipulation is the result of arm’s-length negotiations between the Settling Parties and that all Settling Parties have contributed substantially and materially to the preparation of this Stipulation.

9.15 This Stipulation is and shall be binding upon and shall inure to the benefit of the Settling Parties and all other Released Persons and the respective legal representatives, heirs, executors, administrators, transferees, successors, and assigns.

9.16 Unless otherwise provided herein, this Stipulation, the Settlement, and any and all disputes arising out of or relating in any way to this Stipulation or Settlement, whether in contract, tort, or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts-of-law principles.

IN WITNESS WHEREOF, the Settling Parties have caused this Stipulation to be duly executed by their duly authorized attorneys as of the 31st day of March, 2016.

Plaintiffs Paul Elliot, on behalf of the Paul Elliot IRA R/O, Lisa Ezell, Jefferson L. Mangus, Tyler Mangus, Claudia D. Fanelli, Arthur I. Levine, Deborah Depuy, and Joan Brothers

By:

WHITTEN BURRAGE Reggie N. Whitten, OBA #9576 Michael Burrage, OBA #1350 Randa K. Reeves, OBA # 30695

1215 Classen Drive Oklahoma City, Oklahoma 73103 Telephone: (405) 516-7800 Facsimile: (405) 516-7859

By:

KAPLAN FOX & KILSHEIMER LLP Robert N. Kaplan Jeffrey P. Campisi Matthew P. McCahill 850 Third Avenue, 14th Floor New York, New York 10022 Telephone: (212) 687-1980 Facsimile: (212) 687-7714

JACKSON WALKER L.L.P. Mark T. Josephs Andrew D. Graham 901 Main Street, Suite 6000 Dallas, Texas 75202 Telephone: (214) 953-6000 Facsimile: (214) 953-5822

FEDERMAN & SHERWOOD William B. Federman 10205 North Pennsylvania Oklahoma City, Oklahoma 73120 Telephone: (405) 235-1560 Facsimile: (405) 239-2112

The Special Litigation Committee of the Board of Directors of SandRidge Energy, Inc.

By:

FELLERS SNIDER, P.C. Robert G. McCampbell, OBA #10390 Travis V. Jett, OBA #30601 100 N. Broadway, Suite 1700 Oklahoma City, OK 73102 (405) 232-0621 (phone) (405) 232-9659 (fax)

DEBEVOISE & PLIMPTON LLP

Edwin G. Schallert

Maeve O’Connor

919 Third Avenue

New York, NY 10022

(212) 909-6000 (phone)

(212) 909-6836 (fax)

Scott N. Auby

555 13th Street NW, Suite 1100E

Washington, DC 20004

(202) 383-8000 (phone)

(202) 383-8118 (fax)

Defendant TLW Land & Cattle, L.P.

By:

CORBYN HAMPTON LAW FIRM

George S. Corbyn, Jr., OBA #1910

211 North Robinson, Suite 1910

One Leadership Square

Oklahoma City, Oklahoma 73102

Telephone: (405) 239-7055

Facsimile: (405) 702-4348

LATHAM & WATKINS LLP

Steven M. Bauer

Margaret A. Tough

505 Montgomery Street, Suite 2000

San Francisco, CA 94111

Telephone: (415) 391-0600

Facsimile: (415) 395-8085

Everett C. Johnson, Jr.

J. Christian Word

Christopher J. Fawal

555 Eleventh Street, NW, Suite 1000

Washington, DC 20004

Telephone: (202) 637-2200

Facsimile: (202) 637-2201

Defendants WCT Resources, L.L.C. and 192 Investments, L.L.C.

By:

GARDERE WYNNE SEWELL LLP Peter Scaff (admitted pro hac více) Texas Bar No. 24027837 1000 Louisiana, Suite 3400 Houston, Texas 77002 Telephone: 713-276-5000

EXHIBIT A

IN THE UNITED STATES DISTRICT COURT FOR THE

WESTERN DISTRICT OF OKLAHOMA

IN RE SANDRIDGE ENERGY, INC. SHAREHOLDER DERIVATIVE LITIGATION	Case No. CIV-13-102-W Relating to All Derivative Actions

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT,

AUTHORIZING NOTICE, AND SETTING SETTLEMENT HEARING

WHEREAS, on December 22, 2015, the Court granted final approval to a partial settlement among (1) lead plaintiff Paul Elliot, on behalf of the Paul Elliot IRA R/O, and plaintiffs Arthur I. Levine, Lisa Ezell, Jefferson L. Mangus, Tyler D. Mangus, Claudia D. Fanelli, Joan Brothers, and Deborah Depuy (each, a “Plaintiff”; collectively, “Plaintiffs”); (2) the Special Litigation Committee (the “SLC”) of the Board of Directors (the “Board”) of nominal defendant SandRidge Energy, Inc. (“SandRidge” or the “Company”), and (3) defendants Jim J. Brewer, Everett R. Dobson, William A. Gilliland, Daniel W. Jordan, Roy T. Oliver, Jr., Jeffrey S. Serota, and Tom L. Ward for $38 million in cash (subject to deductions for certain expenses that may be incurred as part of a separate securities class action) and Corporate Governance Measures (ECF No. 350);

WHEREAS, on January 28, 2016, Plaintiffs, the SLC, and defendants WCT Resources, L.L.C., (“WCT”), 192 Investments, L.L.C. (“192”), and TLW Land & Cattle, L.P. (“TLW”), (“Settling Defendants”) entered into a settlement of this derivative action (the “Settlement”), as reflected in the Stipulation of Settlement dated March __, 2016 (the “Stipulation”), which sets forth the terms and conditions for the Settlement of the above-captioned shareholder derivative litigation (the “Consolidated Action”), including an additional payment of $500,000, subject to review and approval by this Court pursuant to Rule 23.1 of the Federal Rules of Civil Procedure;

WHEREAS, Plaintiffs have moved for an Order preliminarily approving the Settlement in accordance with the terms of the Stipulation and providing for notice of the Settlement; and

WHEREAS, the Court having read and considered the Stipulation and the exhibits thereto, including the proposed (i) Notice of Proposed Partial Settlement of Shareholder Derivative Litigation (the “Notice”); (ii) Summary Notice of Proposed Partial Settlement of Shareholder Derivative Litigation (the “Summary Notice”); and (iii) proposed Final Order and Judgment, and finding that substantial and sufficient grounds exist for entering this Order:

NOW, THEREFORE, IT IS HEREBY ORDERED as follows:

1. This Order incorporates by reference the definitions in the Stipulation, and, unless otherwise herein defined, all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2. The Court preliminarily approves the Settlement on the terms set forth in the Stipulation, subject to further consideration at a hearing to be held before this Court on , 2016, at     :            .m., at the United States District Court for the Western District of Oklahoma, 200 N.W. 4th Street, Oklahoma City, Oklahoma 73102 (the “Settlement Hearing”). At the Settlement Hearing, the Court will consider (a) whether the proposed Settlement of the Action, on the terms and conditions set forth in the Stipulation, should receive final approval by the Court as fair, reasonable, and adequate, and in the best interests of SandRidge and Company Stockholders; (b) any objections to the proposed Settlement; (c) whether the Court should enter the proposed Final Order and Judgment; (d) in the event the Settlement receives Final Approval as requested, any application by Co-Lead Counsel for an Expense Award, or any request by Plaintiffs for Incentive Awards; and (e) any other matters as the Court may deem appropriate.

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3. The Settlement Hearing may be continued or rescheduled without further notice to current Company shareholders.2 The Court further reserves the right to consider any modifications of the Settlement agreed to by the Settling Parties without providing further written notice to Current Shareholders.

4. The Court approves the form, content, and requirements of the Notice and the Summary Notice and finds that the filing, posting, and publication of these notices, substantially in the manner and form set forth in this Order, meets the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and due process, and constitutes due and sufficient notice of all matters relating to the Settlement.

5. Within ten (10) business days of the date of entry of this Preliminary Approval Order, SandRidge shall (i) file a copy of the Notice, substantially in the form attached hereto as Exhibit A-1, as an exhibit to a Form 8-K with the United States Securities and Exchange Commission; and (ii) post a copy of the Notice on SandRidge’s corporate website, along with a copy of the Stipulation, which documents shall remain posted on SandRidge’s corporate website through the Effective Date of the Settlement. Kaplan Fox & Kilsheimer LLP shall post a copy of the Notice, along with a copy of the Stipulation, on its firm website.

[2]	Shareholders that owned SandRidge common stock as of March , 2016 and continue to own such stock through the date of the Settlement Hearing, are current Company shareholders (“Current Shareholder”).

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6. Within seven (7) business days of the date of filing of the Notice in accordance with the provisions of paragraph 5 above, SandRidge or a notice administrator retained on behalf of the Company shall cause the Summary Notice, substantially in the form attached hereto as Exhibit A-2, to be published once via a national newswire service such as Business Wire, Marketwire, or PR Newswire.

7. Within fifteen (15) business days of the date of filing of the Notice in accordance with the provisions of paragraph 5 above, SandRidge or a notice administrator retained on behalf of the Company shall mail a copy of the Notice to all shareholders of record as of the date on which the Preliminary Approval Order is entered.

8. At least twenty-one (21) calendar days before the Settlement Hearing, SandRidge’s Counsel shall file with the Court an appropriate proof of compliance with the notice procedures set forth in this Preliminary Approval Order.

9. All papers in support of the Settlement, and any Expense Award or Plaintiffs’ Incentive Awards, shall be filed with the Court and served no later than twenty-one (21) calendar days before the Settlement Hearing.

10. The Court will consider written objections to the proposed Settlement or the application for reimbursement of expenses, or Plaintiffs’ request for incentive awards at the Settlement Hearing, but only if such objections, and any supporting papers, are mailed to each of the following, TO BE RECEIVED no later than fourteen (14) calendar days before the Settlement Hearing:

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Clerk’s Office UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF OKLAHOMA Clerk of the Court 200 N.W. 4th St. Oklahoma City, Oklahoma 73102	Co-Lead Counsel KAPLAN FOX & KILSHEIMER LLP Robert N. Kaplan 850 Third Avenue, 14th Floor New York, New York 10022 Telephone: (212) 687-1980 Facsimile: (212) 687-7714 rkaplan@kaplanfox.com

Co-Lead Counsel WHITTEN BURRAGE Michael Burrage 1215 Classen Drive Oklahoma City, Oklahoma 73103 Telephone: (405) 516-7800 Facsimile: (405) 516-7859 mburrage@whittenburragelaw.com	Counsel for the WCT and 192 GARDERE WYNNE SEWELL LLP Peter Scaff 1000 Louisiana, Suite 3400 Houston, Texas 77002 Telephone: 713-276-5000 pscaff@gardere.com

Counsel for the SLC of SandRidge DEBEVOISE & PLIMPTON LLP Maeve O’Connor 919 Third Avenue New York, New York 10022 mloconnor@debevoise.com	Counsel for TLW LATHAM & WATKINS, LLP J. Christian Word 555 Eleventh Street, Suite 1000 Washington, D.C. 20004 christian.word@lw.com

Written objections must provide a detailed signed statement of the objector’s specific objections and must include all documents such Person wishes the Court to consider, as well as a statement specifying the objector’s name, address, telephone number, the number of shares of SandRidge common stock currently owned, and an account statement evidencing such ownership.

11. Any Current Shareholder may appear at the Settlement Hearing, in person or through counsel of his or her choice, to object and show cause why: (i) the Settlement as set forth in the Stipulation should not be approved; (ii) the proposed Final Order and Judgment should not

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be entered; or (iii) Co-Lead Counsels’ application for an Expense Award should not be granted in the amounts sought, or Plaintiffs’ request for Incentive Awards should not be granted in the amounts sought; provided, however, that no Current Shareholder shall be entitled to appear or be heard, or be entitled to object to or otherwise contest any of the matters to be considered at the Settlement Hearing, unless such Current Shareholder has: (i) filed with the Clerk of the Court, and (ii) served by hand, by first class U.S. mail, postage prepaid, or by reputable express carrier on the Clerk of the Court and each of the counsel listed in paragraph 10 above, the following materials, TO BE RECEIVED no later than fourteen (14) calendar days before the Settlement Hearing: (i) a notice of intention to appear at the Settlement Hearing; (ii) a statement specifying that person’s name, address, telephone number, the number of shares of SandRidge common stock currently owned, and a brokerage account statement evidencing such ownership; (iii) the name(s) of any attorney(s), if any, that will appear on the Current Shareholder’s behalf; and (iv) a statement of such Current Shareholder’s position with respect to the Settlement, providing all supporting bases and reasons for the objection, including the identification of all witnesses, documents, or other evidence that are to be presented at the Settlement Hearing in connection with the objection and a summary of the substance of the testimony to be given by any such witnesses.

12. Any Current Shareholder who does not timely file and serve an objection in the manner provided in paragraphs 10 and 11 of this Order shall be deemed to have waived any objection such person might have and shall forever be barred, in these proceedings or in any other proceeding, from making any objection to or otherwise challenging the Settlement of the Action, the Stipulation or any provision thereof, the Final Order and Judgment, any Expense Award, or Incentive Awards, and/or any other proceedings herein, and shall have no right to appeal therefrom.

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13. Any replies to any objections to the Settlement, the application for reimbursement of expenses or requests for incentive awards shall be filed and served no later than seven (7) calendar days before the Settlement Hearing.

14. Unless and until the Stipulation is terminated in accordance with its terms, neither SandRidge nor the Plaintiffs nor the SLC nor any other party purporting to act on behalf of SandRidge shall commence or prosecute against any Released Claim against any Released Persons.

15. In the event the Settlement is terminated or the Effective Date does not occur for any reason, then the Settlement shall be null and void and without prejudice, and none of its terms shall be effective or enforceable except as specifically provided in the Stipulation; the Settling Parties shall be deemed to have reverted to their respective positions in this Litigation immediately prior to the execution of the Stipulation on March         , 2016; and, except as otherwise expressly provided, the Settling Parties shall proceed in all respects as if the Stipulation and any related orders had not been entered.

16. Neither the Stipulation, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be construed as an admission or concession by any of the Settling Defendants of the truth of any of the allegations in the Action, or of any liability, fault, or wrongdoing of any kind.

17. The Court retains exclusive jurisdiction over the Litigation to consider all further matters arising out of or connected with the Settlement.

SO ORDERED.

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DATED: _________________
LEE R. WEST
UNITED STATES DISTRICT JUDGE

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EXHIBIT A-1

IN THE UNITED STATES DISTRICT COURT FOR THE

WESTERN DISTRICT OF OKLAHOMA

IN RE SANDRIDGE ENERGY, INC. SHAREHOLDER DERIVATIVE LITIGATION	Case No. CIV-13-102-W Relating to All Derivative Actions

NOTICE OF PROPOSED SETTLEMENT OF

SHAREHOLDER DERIVATIVE LITIGATION

TO:	ALL PERSONS WHO OWNED SHARES OF SANDRIDGE ENERGY, INC. (“SANDRIDGE” or the “COMPANY”) COMMON STOCK AS OF MARCH __, 2016 AND CONTINUE TO OWN SUCH SHARES.

The purpose of this Notice is to inform you about:

(i) a proposed settlement (“Settlement”) in the above-captioned shareholder derivative lawsuit (the “Consolidated Action”) among (1) lead plaintiff Paul Elliot, on behalf of the Paul Elliot IRA R/O, and plaintiffs Arthur I. Levine, Lisa Ezell, Jefferson L. Mangus, Tyler D. Mangus, Claudia D. Fanelli, Joan Brothers, and Deborah Depuy (each, a “Plaintiff”; collectively, “Plaintiffs”); (2) the Special Litigation Committee (“SLC”) of the Board of Directors (the “Board”) of nominal defendant SandRidge Energy, Inc. (“SandRidge” or the “Company”); and (3) Defendants WCT Resources L.L.C., (“WCT”), 192 Investments, L.L.C. (“192”), and TLW Land & Cattle, L.P. (“TLW”) (“Settling Defendants”), as reflected in the Stipulation of Settlement (“Stipulation”) dated March     , 2016, that was filed with the Court and is available for review as indicated at paragraph     below;

(ii) the hearing that the Court will hold on             , 2016 to determine whether to approve the Settlement and to consider Co-Lead Counsels’ application for reimbursement of litigation expenses incurred in the prosecution of the Consolidated Action, and for incentive awards to certain Plaintiffs (the “Settlement Hearing”); and

(iii) current shareholders’ rights with respect to the proposed Settlement, and Co-Lead Counsels’ application for reimbursement of expenses, and certain Plaintiffs’ request for incentive awards.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR

RIGHTS WILL BE AFFECTED BY THIS LITIGATION.

On December 22, 2015, the Court granted final approval to a partial settlement among Plaintiffs, the SLC, Jim J. Brewer, Everett R. Dobson, William A. Gilliland, Daniel W. Jordan, Roy T. Oliver, Jr., and Jeffrey S. Serota (the “Independent Directors”), and Tom L. Ward (“Ward”) for $38 million in cash (subject to deductions for certain expenses that may be incurred as part of a separate securities class action) and certain corporate governance measures (“Dec. 22 Settlement”). The Dec. 22 Settlement did not settle claims against WCT, 192, and TLW.

On March         , 2016, the Stipulation was entered into between and among Plaintiffs and Defendants WCT, 192 and TLW, subject to the approval of the Court, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, for $500,000 in cash. If approved, the proposed Settlement will resolve all remaining claims alleged in the Consolidated Action.

Because this Consolidated Action was brought as a derivative action on behalf of and for the benefit of SandRidge, any monetary benefits from the Settlement will go to SandRidge. Individual SandRidge shareholders will not receive any direct payment from the Settlement.

The following description of the Consolidated Action and Settlement does not constitute findings of the Court. It is based on statements of Plaintiffs and the Settling Defendants (the “Settling Parties”) and should not be understood as an expression of any opinion of the Court as to the merits of any of the claims or defenses raised by any of the Settling Parties. The Court has not yet approved the Settlement.

All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Stipulation.

WHAT IS THE PURPOSE OF THIS NOTICE?

1. The purpose of this Notice is to explain the Consolidated Action, the terms of the proposed Settlement, and how the proposed Settlement affects SandRidge shareholders’ legal rights.

2. In a derivative action, one or more people and/or entities who are current shareholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights.

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3. As described more fully below, current SandRidge shareholders3 have the right to object to the proposed Settlement, the application by Co-Lead Counsel for expenses, and the request of certain Plaintiffs for incentive awards. Current SandRidge shareholders have the right to appear and be heard at the Settlement Hearing, which will be held on             , 2016, at _:            .m., before the Honorable Lee R. West, at the United States District Court for the Western District of Oklahoma, 200 N.W. 4th Street, Oklahoma City, Oklahoma 73102. At the Settlement Hearing, the Court will determine: (i) whether the Settlement should be approved; (ii) whether the Released Claims against the Settling Defendants should be dismissed with prejudice as set forth in the Stipulation; and (iii) whether Co-Lead Counsels’ request for reimbursement of litigation expenses, and certain Plaintiffs’ request for incentive awards should be approved by the Court.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

4. On March 22, 2013, Plaintiffs Lisa Ezell, Jefferson L. Mangus, and Tyler Mangus filed a shareholder derivative action (the “Ezell” action) entitled Ezell v. Ward, No. CIV-13-286-W. On April 1, 2013, an amended complaint was filed in the Ezell action that alleged, among other things, claims against WCT and, 192 for aiding and abetting the Independent Directors breach of fiduciary duties and for civil conspiracy.

5. On April 10, 2013, the Court consolidated the Ezell action with the four similar actions, appointed Paul Elliot, on behalf of the Paul Elliot IRA R/O as Lead Plaintiff, and appointed Kaplan Fox & Kilsheimer LLP (“Kaplan Fox”) and Whitten Burrage as Co-Lead Counsel for the Consolidated Action.

6. On May 1, 2013, Plaintiffs filed a Verified Consolidated Shareholder Derivative Complaint (the “Complaint”) in the Consolidated Action asserting claims on behalf of SandRidge against the Settling Defendants as well as the Independent Directors, and Ward;

7. On June 3, 2013, the Independent Directors, Ward, and the Settling Defendants (collectively, “Defendants”) moved to dismiss the Complaint. Following extensive briefing, on September 11, 2013, the Court issued an Order dismissing the Complaint, and granting Plaintiffs leave to file an amended complaint.

[3]	Shareholders that owned SandRidge common stock as of March , 2016 and continue to own such stock through , 2016, the date of the Settlement Hearing, are current SandRidge shareholders (“Current Shareholder”).

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8. On October 9, 2013, Plaintiffs filed a Consolidated, Amended and Verified Shareholder Derivative Complaint (the “Amended Complaint”). The Amended Complaint realleged all of the claims alleged in the Complaint, except for the claims for constructive fraud, civil conspiracy, and claims under the Securities Exchange Act of 1934. On November 15, 2013, Defendants moved to dismiss the Amended Complaint.

9. Following extensive briefing, on September 22, 2014, the Court issued orders denying the Independent Directors’ motion in its entirety, denying Ward and TLW’s motion as to the claims for misappropriation of SandRidge’s assets and denying TLW’s motion as to the claims for unjust enrichment, and denying 192 and WCT’s motion as to the claims for misappropriation of SandRidge’s assets and unjust enrichment. In re SandRidge Energy, Inc. S’holder Derivative Litig., 302 F.R.D. 628 (W.D. Okla. 2014). The motions to dismiss were granted as to all other causes of action.

10. On September 26, 2014, the Board of Directors of SandRidge formed the SLC. On October 9, 2014, the SLC moved for a six-month stay of the Consolidated Action in order to facilitate an independent review, investigation, and determination with respect to the claims asserted by Plaintiffs. Plaintiffs opposed this motion. Following extensive briefing, on October 22, 2014, the Court issued an Order denying the SLC’s motion to stay the Consolidated Action.

11. Starting in October 2014, the parties engaged in discovery. Plaintiffs served numerous document requests and interrogatories. Plaintiffs also served several subpoenas to non-parties, including land brokers. To date, hundreds of thousands of documents have been produced and Plaintiffs’ counsel have taken several depositions.

12. On January 30 and March 27, 2015, the parties mediated before former U.S. District Judge Layn R. Phillips. After the mediations, the parties continued negotiations with the assistance of Judge Phillips.

13. Plaintiffs, SandRidge, the SLC, the Independent Directors, Ward and, their insurers reached an agreement to settle all Claims asserted in the Action, with the exception of Claims against WCT, 192, and TLW, on the terms set forth in the Oct. 8 Stipulation. On December 22, 2015, the Court entered a Final Order and Judgment in which, among other things, the Court granted final approval to the proposed partial settlement as memorialized in the Oct. 8 Stipulation.

14. Plaintiffs and the Settling Defendants continued negotiations with the assistance of Judge Phillips, and on January 28, 2016, Plaintiffs and the Settling Defendants agreed to settle on the terms set forth herein.

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15. Plaintiffs and the Settling Defendants entered into the Stipulation on March         2016, and on March         , 2016, the Court preliminarily approved the Settlement in which, among other things, the Court (i) directed that this Notice be mailed to all shareholders of record as of March         , 2016 attached as an exhibit to a Form 8-K filed with the U.S. Securities and Exchange Commission, and be posted, along with a copy of the Stipulation, on SandRidge’s corporate website and on Kaplan Fox’s website, and (ii) scheduled the Settlement Hearing to consider whether to grant Final Approval to the Settlement.

WHAT ARE THE BENEFITS OFTHE SETTLEMENT?

16. In exchange for the Release described below in Paragraphs         -        , the Settling Defendants’ have agreed to make a payment of $500,000 (the “Settlement Payment”), which shall be paid to the Company to the extent that funds remain after deducting Taxes and any Expense Award and Incentive Awards, as defined in the Stipulation.

WHAT ARE PLAINTIFFS’ REASONS FORTHE SETTLEMENT?

17. Plaintiffs and Co-Lead Counsel believe that the claims asserted against the Settling Defendants have merit. Plaintiffs and Co-Lead Counsel recognize, however, the expense and length of continued proceedings necessary to pursue their claims against the Settling Defendants through trial and appeal. Plaintiffs and Co-Lead Counsel have taken into account the possibility that the claims asserted in the Amended Complaint might have been dismissed in response to motions for summary judgment by the Settling Defendants, and have also considered the defenses available to the Settling Defendants at trial and other issues that would have been decided by a jury in the event of a trial of the Consolidated Action.

18. In light of the cash payment created by the Settlement, Plaintiffs and Co-Lead Counsel, the Company, and the SLC believe that the proposed Settlement is fair, reasonable, adequate, and in the best interests of SandRidge. The Settlement provides immediate material benefits to SandRidge without the risk that continued litigation could result in obtaining similar or lesser relief for SandRidge after continued extensive and expensive litigation, including trial and the appeals that were likely to follow.

19. The Settling Defendants have denied the claims asserted against them and disclaim any liability or damages or having engaged in any wrongdoing or violation of law of any kind whatsoever and have entered into the Settlement solely in order to avoid the expense, risk, distraction, and uncertainty of further litigation. Accordingly, the

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Settlement may not be construed as an admission of the Settling Defendants’ wrongdoing, nor construed or deemed to be evidence of or an admission or concession on the part of any Settling Defendant with respect to the merits of any claim, nor of any infirmity in the defenses that the Settling Defendants have, or could have, asserted in this Consolidated Action. Likewise, the Settlement shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any Plaintiff of any infirmity in the claims that Plaintiffs have, or could have, asserted.

WHAT MIGHT HAPPEN IF THERE WERE NO SETTLEMENT?

20. If there were no Settlement and Plaintiffs failed to establish any essential legal or factual element of their claims, SandRidge would not receive any of the benefits of the Settlement.

WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

21. If the Settlement is approved, the Court will enter a judgment (the “Judgment”). Plaintiffs, SandRidge, the SLC (on behalf of the Company), and all Company Stockholders (derivatively on behalf of the Company) shall, by operation of the Judgment and to the fullest extent permitted by law, (i) release and be deemed to release and forever discharge the Released Claims (including Unknown Claims) against the Released Persons, (ii) covenant and be deemed to covenant not to prosecute any Released Claims (including Unknown Claims) against any Released Persons, and (iii) forever be barred and enjoined from asserting any Released Claims (including Unknown Claims) against any Released Persons.

22. “Released Claims” means any and all Claims held directly by SandRidge or derivatively on behalf of SandRidge, that have been or could have been, or in the future can or might be, asserted by SandRidge, or derivatively on behalf of SandRidge, in any court, tribunal, or proceeding against any Released Person, arising out of or relating in any way, directly or indirectly, to any facts, circumstances, conduct, or allegations asserted in the Consolidated Action.

23. “Released Persons” means WCT, 192 and, TLW, and with respect to each Settling Defendant, their current and former parents, subsidiaries, affiliates, predecessors, successors, assigns, agents, attorneys, financial or business advisors, auditors, consultants, representatives, executors, trustees, partners or general or limited partnerships, administrators, and insurers, solely in each of their capacities as such. “Released Persons” also includes each Settling Defendant’s owners, stockholders, members, officers, directors, managers, employees, principals, and each such person’s spouses, family members, and estates, solely in each of their capacities as such.

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24. “Unknown Claims” means any Released Claims that SandRidge, the SLC, Plaintiffs, or any other Company Stockholder does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons. With respect to any and all Claims released by this Stipulation, the Settling Parties and all Company Stockholders shall be deemed to have, and by operation of the Judgment shall have, waived the provisions, rights, and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Settling Parties and all Company Stockholders shall be deemed to have, and by operation of the Judgment shall have, waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code §1542. The Settling Parties and all Company Stockholders may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the Claims released by this Settlement but nonetheless, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released all such Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, accrued or unaccrued, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties and all Company Stockholders shall be deemed by operation of the Judgment to have acknowledged that the foregoing waivers were separately bargained for and are key elements of this Settlement and the releases granted herein.

WHO REPRESENTS PLAINTIFFS AND HOW WILL THE ATTORNEYS BE PAID?

25. On April 10, 2013, the Court appointed Kaplan Fox and Whitten Burrage as Co-lead Counsel in the Consolidated Action.

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26. Co-Lead Counsel intends to apply to the Court for reimbursement of expenses incurred in connection with the prosecution of the Consolidated Action in an amount not to exceed $120,000, and for incentive awards for Plaintiffs Elliot and Ezell in the amount of $15,000 each from the $500,000 settlement payment. The Court will determine the ultimate amount of any expense award or incentive awards, and the Settlement is not conditioned upon such awards.

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WHEN AND WHERE WILL THE COURT RULE ON APPROVAL OF THE

SETTLEMENT? DO I HAVE TO COME TO THE HEARING? MAY I SPEAK AT

THE HEARING?

27. The Settlement Hearing will be held on         , 2016, at     :            .m., before the Honorable Lee R. West, at the United States District Court for the Western District of Oklahoma, 200 N.W. 4th Street, Oklahoma City, Oklahoma 73102. The Court may approve the Settlement or the application for expenses, and certain Plaintiffs’ request for incentive awards at or after the Settlement Hearing without further notice to Current Shareholders.

28. If you owned SandRidge common stock as of             , 2016 and continue to own such stock through             , 2016, the date of the Settlement Hearing, you may, if you wish to do so, comment to the Court on the proposed Settlement and/or the application for reimbursement of litigation expenses. Company Stockholders who do not wish to object in person to the proposed Settlement and/or the application for expenses or incentive awards, do not need to attend the Settlement Hearing.

29. Co-Lead Counsel will file papers with the Court in support of the Settlement and application for expenses incurred in connection with the prosecution of the Consolidated Action, and for incentive awards to Plaintiffs on             .

30. Objections or oppositions must be in writing and must be filed together with proof that you owned shares of SandRidge common stock as of             , 2016 and continue to own such shares, with the Clerk’s Office at the address set forth below on or before , 2016. You must also serve the papers on Co-Lead Counsel and Defendants’ Counsel at the addresses set forth below so that the papers are received on or before             , 2016.

31. Co-Lead Counsel will file reply papers with the Court, if any, on             .

Clerk’s Office UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF OKLAHOMA Clerk of the Court 200 N.W. 4th St. Oklahoma City, Oklahoma 73102	Co-Lead Counsel KAPLAN FOX & KILSHEIMER LLP Robert N. Kaplan 850 Third Avenue, 14th Floor New York, New York 10022 Telephone: (212) 687-1980 Facsimile: (212) 687-7714 rkaplan@kaplanfox.com

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Co-Lead Counsel WHITTEN BURRAGE Michael Burrage, OBA #1350 1215 Classen Drive Oklahoma City, Oklahoma 73103 Telephone: (405) 516-7800 Facsimile: (405) 516-7859 mburrage@whittenburragelaw.com	Counsel for the WCT and 192 GARDERE WYNNE SEWELL LLP Peter Scaff 1000 Louisiana, Suite 3400 Houston, Texas 77002 Telephone: 713-276-5000 pscaff@gardere.com

Counsel for the SLC of SandRidge DEBEVOISE & PLIMPTON LLP Maeve O’Connor 919 Third Avenue New York, New York 10022 mloconnor@debevoise.com	Counsel for TLW LATHAM & WATKINS, LLP J. Christian Word 555 Eleventh Street, Suite 1000 Washington, D.C. 20004 christian.word@lw.com

32. A Company Stockholder who or which wishes to be heard orally at the hearing in opposition to the approval of the Settlement, Co-Lead Counsels’ request for reimbursement of expenses, or Plaintiffs’ request for incentive awards, and has filed and served a timely written objection as described above, also must notify the above counsel on or before             , 2016 concerning his, her, or its intention to appear. Company Stockholders who or which intend to object and desire to present evidence at the Settlement Hearing must include in their written objections the identity of any witnesses they may call to testify at the Settlement Hearing and the exhibits they intend to introduce into evidence at the Settlement Hearing.

33. The Settlement Hearing may be adjourned by the Court without further written notice to Current Shareholders. If you intend to attend the Settlement Hearing, you should confirm the date and time with Co-Lead Counsel.

34. Unless the Court orders otherwise, any Company Stockholder who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the proposed Settlement, Co-Lead Counsels’ request for reimbursement of expenses, or Plaintiffs’ request for incentive awards. Company Stockholders do not need to appear at the hearing or take any other action to indicate their approval.

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CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

35. This Notice contains only a summary of the terms of the proposed Settlement. More detailed information about the Consolidated Action is available at www.            .com/SandRidge, or www.kaplanfox.com, including, among other documents, the Amended Complaint and the Stipulation of Settlement. You or your attorney may examine the Court files for In re SandRidge Energy, Inc. Shareholder Derivative Litigation, No. CIV-13-102-W during regular business hours at the Western District of Oklahoma Court. Questions about the Settlement or about this Notice in general should be directed to:

Co-Lead Counsel KAPLAN FOX & KILSHEIMER LLP Robert N. Kaplan 850 Third Avenue, 14th Floor New York, New York 10022 Telephone: (212) 687-1980 Facsimile: (212) 687-7714 rkaplan@kaplanfox.com	Co-Lead Counsel WHITTEN BURRAGE Michael Burrage, OBA #1350 1215 Classen Drive Oklahoma City, Oklahoma 73103 Telephone: (405) 516-7800 Facsimile: (405) 516-7859 mburrage@whittenburragelaw.com

You should ask Co-Lead Counsel to confirm receipt of any email correspondence regarding the Settlement of this Notice within three business days. If Co-Lead Counsel do not confirm receipt within three business days, you should call to ensure receipt.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE CLERK OF

COURT REGARDING THIS NOTICE.

Dated: March         , 2016

By Order of the Clerk of Court United States District Court

for the Western District of Oklahoma

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EXHIBIT A-2

IN THE UNITED STATES DISTRICT COURT FOR THE

WESTERN DISTRICT OF OKLAHOMA

IN RE SANDRIDGE ENERGY, INC. SHAREHOLDER DERIVATIVE LITIGATION	Case No. CIV-13-102-W Relating to All Derivative Actions

SUMMARY NOTICE OF PROPOSED SETTLEMENT OF SHAREHOLDER

DERIVATIVE LITIGATION

TO:	ALL PERSONS WHO OWN SHARES OF SANDRIDGE ENERGY, INC. (“SANDRIDGE” or the “COMPANY”) COMMON STOCK AS OF MARCH , 2016 AND CONTINUE TO OWN SUCH SHARES.

YOU ARE HEREBY NOTIFIED, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure and an Order of the United States District Court for the Western District of Oklahoma (the “Court”), of (i) the pendency of the above-captioned shareholder derivative litigation (the “Litigation” or “Action”), which was brought by certain SandRidge shareholders on behalf of and for the benefit of SandRidge; and (ii) a proposed settlement of the Litigation (the “Settlement”), subject to Court approval for consideration as provided in a Stipulation of Settlement (the “Stipulation”) that is filed with the Court and available for review as indicated below, and a payment of $500,000 in cash (the “Settlement Payment”) by defendants WCT Resources L.L.C., (“WCT”), 192 Investments, L.L.C. (“192”), and TLW Land & Cattle, L.P. (“TLW”) (collectively, the “Settling Defendants”) to SandRidge.

A hearing will be held on             2016, at     :        m, before the Honorable Lee R. West, at the United States District Court for the Western District of Oklahoma, 200 N.W. 4th Street, Oklahoma City, Oklahoma 73102 (the “Settlement Hearing”) to determine (i) whether the proposed Settlement should be approved; (ii) whether the Released Claims against the Settling Defendants should be dismissed with prejudice as set forth in the Stipulation; (iii) whether Co-Lead Counsels’ request for reimbursement of litigation expenses should be approved by the Court; and (iv) whether certain Plaintiffs’ request for incentive awards should be approved by the Court.

IF THE SETTLEMENT IS APPROVED, THE RIGHTS OF SANDRIDGE SHAREHOLDERS TO PURSUE CLAIMS ON BEHALF OF SANDRIDGE WHICH ARE BEING RELEASED PURSUANT TO THE SETTLEMENT WILL BE AFFECTED.

Please Note: Because this Litigation was brought as a derivative action, which means that it was brought on behalf of and for the benefit of the Company, any monetary benefits from the Settlement Payment will go to SandRidge. In a derivative action, individual shareholders do not receive any direct monetary recovery from the settlement.

A more detailed Notice of Proposed Partial Settlement of Shareholder Derivative Litigation (the “Notice”) that provides additional information concerning the Litigation, the terms of the proposed Settlement, and SandRidge shareholders’ legal rights with respect to the proposed Settlement and the application for reimbursement of litigation expenses, and request for Plaintiffs’ incentive awards, along with copies of the Stipulation and other documents filed in the Litigation, can be obtained from Kaplan Fox & Kilsheimer LLP’s (“Kaplan Fox’) website (www.kaplanfox.com), or the Company’s website (www.sandridgeenergy.com). The notice has been mailed to all shareholders of record as of [the date on which the Preliminary Approval Order is entered]. The Notice has also been filed as an exhibit to the Form 8-K filed with the U.S. Securities and Exchange Commission by SandRidge on , 2016 and it is posted on SandRidge’s website www.sandridgeenergy.com/            , and Kaplan Fox’s website (www.kaplanfox.com). You may also examine the Court files for the Litigation during regular business hours at the United States District Court for the Western District of Oklahoma, 200 N.W. 4th Street, Oklahoma City, Oklahoma 73102.

If you owned shares of SandRidge common stock as of             , 2016 and continue to own such shares through             , 2016 (the date of the Settlement Hearing), you may, if you wish to do so, comment to the Court on the proposed Settlement, the application for reimbursement of litigation expenses, and Plaintiffs’ request for incentive awards. Any objections to the proposed Settlement, the application for reimbursement of expenses, or Plaintiffs’ request for incentive awards must be filed with the Court and delivered to Co-Lead Counsel and Counsel for each of the Settling Defendants no later than             , 2016, in accordance with the instructions set forth in the Notice.

PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THE SETTLEMENT AND THIS NOTICE. All inquiries may be made to Co-Lead Counsel:

KAPLAN FOX & KILSHEIMER LLP Robert N. Kaplan 850 Third Avenue, 14th Floor New York, New York 10022 Telephone: (212) 687-1980 Facsimile: (212) 687-7714 rkaplan@kaplanfox.com Co-Lead Counsel	WHITTEN BURRAGE Michael Burrage, OBA #1350 1215 Classen Drive Oklahoma City, Oklahoma 73103 Telephone: (405) 516-7800 Facsimile: (405) 516-7859 mburrage@whittenburragelaw.com Co-Lead Counsel

You should ask Co-Lead Counsel to confirm receipt of any email correspondence regarding the Settlement or the notice within three business days. If Co-Lead Counsel do not confirm receipt within three business days, you should call to ensure receipt.

By Order of the Clerk of Court United States District Court

for the Western District of Oklahoma

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EXHIBIT B

IN THE UNITED STATES DISTRICT COURT FOR THE

WESTERN DISTRICT OF OKLAHOMA

IN RE SANDRIDGE ENERGY, INC. SHAREHOLDER DERIVATIVE LITIGATION	Case No. CIV-13-102-W Relating to All Derivative Actions

[PROPOSED] FINAL ORDER AND JUDGMENT

A final Settlement Hearing was held before this Court on         , 2016 pursuant to this Court’s Preliminary Approval Order of March     , 2016, to determine: (i) whether to grant Final Approval to the Settlement set forth in the Stipulation of Settlement, dated March     , 2016 which Stipulation is incorporated herein by reference; (ii) whether to enter the Final Order and Judgment proposed by the Settling Parties; and, separately, (iii) whether and/or in what amount to grant the application by Co-Lead Counsel for an Expense Award, and Plaintiffs’ Request for Incentive Awards.

After due and sufficient notice having been given in accordance with the provisions of the Preliminary Approval Order, and all Persons having any objection to the proposed Settlement, the request for an Expense Award, or request for Incentive Awards, having been given an opportunity to present such objections to the Court; the Court having heard and considered the matter, including all papers filed in connection therewith and the oral presentations of counsel and any objections raised at the hearing; and good cause appearing therefor,

THE COURT HEREBY FINDS AND ORDERS, as follows:

1. Unless otherwise defined herein, all defined terms have the meanings set forth in the Stipulation or the Preliminary Approval Order, as applicable.

2. This Court has jurisdiction over the subject matter of the Consolidated Action and the Settling Parties.

3. The Court hereby finds that notice of the Settlement was (i) provided pursuant to and in the form and manner directed by the Preliminary Approval Order, (ii) meets the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and due process, and (iii) constitutes due and sufficient notice to all interested persons and entities of all matters relating to the Settlement.

4. Pursuant to and in compliance with Rule 23.1 of the Federal Rules of Civil Procedure and due process, the Court hereby finds that the notice provided advised persons and entities in interest of the terms of the Settlement, of Co-Lead Counsels’ intent to apply for reimbursement of litigation expenses incurred in connection with the prosecution of the Consolidated Action, of certain Plaintiffs’ intent to request incentive awards, and of their right to object thereto, and a full and fair opportunity was accorded to all persons and entities in interest to be heard with respect to the foregoing matters.

5. The Court hereby grants final approval to the Settlement as set forth in the Stipulation, and finds that the Settlement is, in all respects, fair, reasonable, and adequate, and in the best interests of SandRidge and the current Company shareholders.4 This Court further finds that the Settlement set forth in the Stipulation is the result of arm’s-length negotiations between experienced counsel representing the interests of the Settling Parties. Accordingly, the Settlement embodied in the Stipulation is hereby approved in all respects and shall be consummated in accordance with the terms and provisions of the Stipulation.

[4]	Shareholders that owned SandRidge common stock as of March , 2016 and continue to own such stock through the date of the Settlement Hearing, are current Company shareholders (“Current Shareholder”).

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6. All Claims against the Settling Defendants are hereby dismissed with prejudice from the Consolidated Action. The Settling Parties shall bear their own fees, costs, and/or expenses except as provided in the Stipulation and the Preliminary Approval Order.

7. As of the Effective Date, Plaintiffs (acting on their own behalf and on behalf of SandRidge and the Current Shareholders), the Company, and all Current Shareholders shall, to the fullest extent allowed by law and by operation of the Settlement and this Final Order and Judgment: (i) fully and finally release and forever discharge and be deemed to have released and forever discharged the Released Claims against the Settling Defendants and other Released Persons; (ii) covenant and be deemed to have covenanted not to sue any of the Settling Defendants and other Released Persons with regard to any Released Claims; and (iii) forever be barred and enjoined from asserting any Released Claims against any Settling Defendants or other Released Persons.

8. As of the Effective Date, the Released Persons shall, to the fullest extent allowed by law and by operation of the Settlement and this Final Order and Judgment: (i) fully and finally release and forever discharge and be deemed to have released and forever discharged any and all claims that could have been asserted against Plaintiffs and Plaintiffs’ Counsel arising out of or related to the institution, prosecution, assertion, settlement or resolution of this Consolidated Action; (ii) covenant and be deemed to have covenanted not to sue any of the Plaintiffs and Plaintiffs’ Counsel with regard to any and all claims that could have been asserted against Plaintiffs arising out of or related to the institution, prosecution, assertion, settlement, or resolution of this Consolidated Action; and (iii) forever be barred and enjoined from asserting any and all claims that could have been asserted against Plaintiffs and Plaintiffs’ Counsel arising out of or related to the institution, prosecution, assertion, settlement, or resolution of this Consolidated Action.

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9. The Stipulation and any negotiations, proceedings, or agreements relating to it shall not be offered or received against any of the Settling Parties as evidence of or construed as or deemed to be evidence of (a) any liability, negligence, fault, or wrongdoing of any of the Settling Parties, (b) a presumption, concession, or admission with respect to any liability, negligence, fault, or wrongdoing, (c) a presumption, concession, or admission by any of the Settling Defendants with respect to the truth of any fact alleged in the Consolidated Action or the validity of any of the claims or the deficiency of any defense that was or could have been asserted in the Consolidated Action, (d) a presumption, concession, or admission by Plaintiffs of any infirmity in the claims asserted, or (e) an admission or concession that the consideration to be given hereunder represents the consideration which could be or would have been recovered at trial. The Stipulation and any negotiations, proceedings, or agreements relating to it shall not be in any way referred to for any reason as against any of the Settling Parties, in any other civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of the Stipulation or to establish a settlement-related defense, including but not limited to a defense based on res judicata or the releases or other provisions of the Stipulation and this Final Order and Judgment.

10. Without in any way affecting the finality of this Final Order and Judgment, this Court shall retain jurisdiction with respect to the implementation and enforcement of the terms of the Stipulation and with respect to any orders regarding any Expense Award or Incentive Awards.

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11. This Settlement shall be a final and complete resolution of all disputes among the Settling Parties with respect to the Consolidated Action. No Settling Party may assert in any forum that the Consolidated Action was brought, commenced, or prosecuted by Plaintiffs or Co-Lead Counsel, or defended by the Settling Defendants or their counsel, in bad faith or that the Consolidated Action was not filed or raised in good faith or was not settled voluntarily after negotiating at arm’s-length and in good faith after consultation with competent legal counsel. No claims of any violation of Rule 11 of the Federal Rules of Civil Procedure relating to the prosecution, defense, or settlement of the Consolidated Action may be brought by any Settling Party.

12. Pending the occurrence of the Effective Date, no person may institute, commence, or prosecute any action which asserts Released Claims against any of the Released Persons.

13. In the event the Settlement is terminated or the Effective Date cannot occur for any reason, then the Settlement shall be without prejudice, and none of its terms, shall be effective or enforceable except as specifically provided in the Stipulation; the Settling Parties shall be deemed to have reverted to their respective positions in this Consolidated Action immediately prior to the execution of the Stipulation on March     , 2016; and, except as otherwise expressly provided, the Settling Parties shall proceed in all respects as if the Stipulation and any related orders had not been entered.

14. Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

SO ORDERED.

DATED:
LEE R. WEST
UNITED STATES DISTRICT JUDGE

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